Exhibit 10.10

Execution Version

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the “Agreement”), dated as of January 12, 2015, by and among Cortendo AB (publ), a public limited liability company incorporated and registered in Sweden under the Swedish Companies Act with business organization number 556537-6554 (the “Company”), BioPancreate Inc., a Delaware corporation, Cortendo Invest AB, a limited liability company incorporated and registered in Sweden under the Swedish Companies Act with business organization number 556564-0330, and the investors listed on the Schedule of Investors attached hereto as Exhibit A (individually, an “Investor” and, collectively, the “Investors”).

BACKGROUND

A.                                    Each Investor, severally and not jointly, wishes to subscribe for—subject to the limitations contained herein, and the Company wishes to issue to each Investor, upon the terms and conditions stated in this Agreement, a number of shares of the common stock, par value SEK 1 per share, of the Company (the “Common Stock”), to be calculated as set forth below in Section 2.1 at a per share purchase price of SEK 4.22 per share (the “Purchase Price”) with (i) a maximum aggregate purchase price per Investor (in United States dollars) as set forth opposite such Investor’s name on Exhibit A hereto under the heading “Subscription Price in US$” and (ii) for a maximum number of “Common Shares” (which aggregate amount for all Investors together shall be no more than 52,371,859 shares of Common Stock and shall collectively be referred to herein as the “Common Shares”), such Common Shares, if fully issued, constituting 32.92% of the total number of outstanding shares and votes in the Company as of the date of this Agreement (including the new shares to be issued).

B.                                    The Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, BioPancreate Inc., Cortendo Invest AB and the Investors agree as follows:

ARTICLE I
DEFINITIONS

1.1                               Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means a day on which banks are open for general banking business (other than internet banking) in Sweden and the United States.

“Closing” means subscription and payment for Common Shares pursuant to Section 2.1, which will occur on the Closing Date.

“Closing Date” means the date of Closing to occur five (5) Business Days after the date of Shareholder Approval.

“Company” has the meaning set forth in the Preamble.

“Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases as are necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge after reasonable due inquiry of the chief executive officer, the chief business officer or the chief financial officer (or an officer performing similar functions) of the Company.

“Common Shares” has the meaning set forth in the Preamble.

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“Common Stock” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means the official USD:SEK closing exchange rate as published by the Riksbank for the Business Day immediately prior to the Closing Date.

“HealthCap” means HealthCap VI L.P.

“IAS” means International Accounting Standards.

“IFRS” means International Financial Reporting Standards.

“Investors’ Rights Agreement” means the Investors’ Rights Agreement to be entered into by and among the Company and the Investors on the Closing Date in the Form attached hereto as Exhibit B.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation reasonable attorneys’ fees.

“Material Adverse Effect” means any material adverse effect on the condition (financial or otherwise), business, assets (including intangible assets) or properties, liabilities, results of operations or prospects of the Company, provided, however, that in no event shall any of the following constitute a Material Adverse Effect: (i) changes resulting from changes in the global economy generally; (ii) changes resulting from changes in the Swedish economy or United States economy generally; (iii) changes resulting from changes in the industry generally; and (iv) changes resulting from changes in the financing or securities markets generally.

“Material Contract” means any contract of the Company as defined by Item 601(b)(2), 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

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“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Purchase Price” has the meaning set forth in the Preamble.

“Riksbank” means the central bank of Sweden.

“Rule 144” and “Rule 424” means Rule 144 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Schedules” means the disclosure schedules attached hereto as Exhibit C.

“SEC” has the meaning set forth in the Preamble.

“Securities Act” has the meaning set forth in the Preamble.

“SEK” means the Swedish krona.

“Subsidiary” has the meaning set forth in Rule 405 of the Securities Act.

“SCRO” means the Swedish Companies Registration Office (Sw. Bolagsverket).

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto and the Investors’ Rights Agreement.

“Unrelated Third Party” means any Person that is not an Affiliate of the Company or any Investor.

ARTICLE II
SUBSCRIPTION AND ISSUANCE

2.1                               Closing.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue to each Investor, and each Investor shall, severally and not jointly, subscribe from the Company, the number of Common Shares calculated by dividing (i)

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the amount set forth opposite such Investor’s name on Exhibit A hereto under the heading “Subscription Price in US$” by (ii) the Purchase Price divided by the Exchange Rate; subject, however, to the limitations that in no event shall any Investor be obligated to pay to the Company an amount in excess of the amount shown on Exhibit A under the heading “Subscription Price in US$”, and in no event shall the Company be required to issue a number of Common Shares to such Investor in excess of the number shown on Exhibit A under the heading “Common Shares”.  For purposes of clarity:

(a)                                 If the Exchange Rate is higher than 8.0367, the number of shares to be issued to an Investor shall be equal to the number shown on Exhibit A under the heading “Common Shares” and the amount to be paid by each Investor shall be reduced from the amount shown on Exhibit A under the heading “Subscription Price in US$” to reflect a fixed Purchase Price of SEK 4.22 per share; and

(b)                                 If the Exchange Rate is lower than 8.0367, the amount to be paid by each Investor shall be equal to the amount shown on Exhibit A under the heading “Subscription Price in US$” and the number of shares to be issued to an Investor shall be reduced from the number shown on Exhibit A under the heading “Common Shares” to reflect a fixed Purchase Price of SEK 4.22 per share.

2.2                               Closing Deliveries.

(a)                                 At the Closing, the Investors shall sign a subscription list, duly prepared and delivered by the Company in accordance with the Swedish Companies Act, according to which each Investor subscribes for the total number of Common Shares calculated pursuant to Section 2.1 for such Investor.

(b)                                 At the Closing, each Investor shall deliver or cause to be delivered to the Company a total Subscription Price equivalent to the Purchase Price multiplied by the number of Common Shares calculated pursuant to Section 2.1 in United States dollars based on the Exchange Rate and in immediately available funds.

(c)                                  At the Closing, the Company shall (i) deliver to each Investor’s vp-account (within the Euroclear Sweden AB system), designated by the Investors not later than two Business Days prior to Closing, interim shares (Sw. Betalda Tecknade Aktier) corresponding to the total number of Common Shares subscribed and paid for pursuant to Sections 2.1(a)-(b) and (ii) deliver to each Investor a copy of the minutes of the meeting of the Company’s board of directors approving the allotment (Sw. tilldelning) of shares issued and subscribed for hereunder to the Investors.

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2.3                               Post Closing.  The Company shall promptly after Closing duly file the resolution to issue Common Stock hereunder with SCRO (having pre-filed the matter with SCRO as would be customary) and procure that not later than ten (10) Business Days after Closing the interim shares are re-registered as regular shares with Euroclear Sweden AB in the Investors’ vp-accounts.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties of the Company and the Subsidiaries.  Each of the Company and its Subsidiaries hereby jointly and severally represents and warrants to each Investor that, except as set forth in the Schedules set forth in Exhibit C hereto, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of hereof and as of the Closing Date, except as otherwise indicated (which representations and warranties shall be deemed to apply, where appropriate, to each Subsidiary of the Company).  The Schedules shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3.1, and the disclosures in any section or subsection of the Schedules shall qualify other sections and subsections in this Section 3.1 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections

(a)                                 Organization and Qualification.  Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted and as proposed to be conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have a Material Adverse Effect. An English translation of the Company’s articles of association is attached hereto as Schedule 3.1(a).

(b)                                 Subsidiaries.  The Company has no Subsidiaries other than those set forth in Schedule 3.1(b).  The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien, all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights, and the Company or one of its Subsidiaries has the unrestricted right to vote and (subject to limitations imposed by applicable law) to receive dividends and distributions on all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

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(c)                                  Authorization; Enforcement.  The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders, provided, however, that the Company will hold a shareholders meeting to obtain approval for issuance of additional Common Stock in the event that the total number of Common Shares to be issued pursuant to this Agreement exceeds 25,500,000 shares of Common Stock.  Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies, and (iii) Swedish company law.

(d)                                 No Conflicts.  The execution, delivery and performance of the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any note, indenture, mortgage, lease or Material Contract to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, (iii) except in accordance with the Transaction Documents, create or impose any Lien, pledge, option, security agreement, equity, claim, charge, encumbrance or other restriction or limitation on the capital stock or on any of the property or asset of the Company or any Subsidiary, or (iv) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including, assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.2 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company or any Subsidiary is bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.

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(e)                                  Common Shares.  The Common Shares to be sold at the Closing, when issued and paid for in accordance with the Transaction Documents at the Closing, will be duly authorized, duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders.  The offer, issuance and sale of the Common Shares to the Investors pursuant to the Agreement are exempt from the registration requirements of the Securities Act.

(f)                                   Capitalization.  As of January 12, 2015, the maximum number of shares of Common Stock authorized according to the Company’s articles of association amounts to 175,000,000 shares of Common Stock, SEK 1 par value per share, of which 106,708,863 shares were issued and outstanding.  All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws.  As of January 12, 2015, the Company has issued, resolved to issue or undertaken to issue an aggregate of 10,736,000 warrants which as of January 12, 2015, entitle their holders to subscribe for up to 10,736,00 shares of Common Stock. The Company did not have outstanding any other options, warrants, convertibles, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, that have not been effectively waived, other than pursuant to Section 4.7 (on HealthCap share allocation) and Section 4.8 (on “repair issue”) of the Investment Agreement between the Company and HealthCap, among others, dated October 30, 2014 (the “HealthCap Investment Agreement”). Save for the new issue resolution contemplated by this Agreement, there are no resolutions to issue shares, warrants or convertibles in the Company that have not been registered with SCRO. Except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Common Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities, provided, however, that options to purchase Common Stock contain Swedish customary price adjustment provisions.

(g)                                  Absence of Litigation.  There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) that questions the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Documents; or (ii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  Neither the Company nor, to the Company’s knowledge, any of its officers or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or

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government agency or instrumentality (in the case of officers or directors, such as would affect the Company).  There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

(h)                                 Compliance.  Neither the Company nor any Subsidiary, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any note, indenture, mortgage, lease or Material Contract to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority.

(i)                                     No General Solicitation; Placement Agent’s Fees.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Shares.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the issuance of the Common Shares pursuant to this Agreement.  The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Common Shares pursuant to this Agreement.  The Company acknowledges that it has not engaged any placement agent or other agent in connection with the sale of the Common Shares.

(j)                                    Brokers and Finders.  No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

(k)                                 Rule 506 Compliance.  None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more

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of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale is disqualified from relying on Rule 506 of Regulation D under the Securities Act (“Rule 506”) for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Common Shares to the Investor pursuant to this Agreement.  The Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) exists, but has assumed the accuracy of the Investor’s representations and warranties.  The Company has furnished to each Investor, a reasonable time prior to the date hereof, a description in writing of any matters that would have triggered disqualification under Rule 506(d) but which occurred before September 23, 2013, in each case, in compliance with the disclosure requirements of Rule 506(e).  The Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) would have existed and whether any disclosure is required to be made to Investor under Rule 506(e).  Any outstanding securities of the Company (of any kind or nature) that were issued in reliance on Rule 506 at any time on or after September 23, 2013 have been issued in compliance with Rule 506(d) and (e) and no party has any reasonable basis for challenging any such reliance on Rule 506 in connection therewith.

(l)                                     Private Placement.  Assuming the accuracy of the Investors’ representations and warranties, neither the Company nor any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Common Shares as contemplated hereby or (ii) cause the offering of the Common Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions.

(m)                             Investment Act.  The Company is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(n)                                 Registration Rights.  The Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority other than those to be granted to the Investors pursuant to the Investors’ Rights Agreement.

(o)                                 Application of Takeover Protections.  There is no control share acquisition, business combination, poison pill (including any distribution under a rights

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agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Common Shares and the Investors’ ownership of the Common Shares.

(p)                                 Acknowledgment Regarding Investors’ Subscription for Common Shares.  Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length subscriber with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investors’ subscription for the Common Shares.  The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(q)                                 Foreign Corrupt Practices.  Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(r)                                    Tax Status.  The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are shown to be due on such returns, reports and declarations, except those being contested in good faith, (iii) has paid all other material taxes due and payable, except those being contested in good faith, and (iv) has set aside on its books a provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and to the Company’s Knowledge, there is no basis for any such claim.

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(s)                                   Intellectual Property.  The Company owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others.  To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party.  Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person.  The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.  The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business.  To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company.  Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted.  For purposes of this Section 3.1(s), the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.

(t)                                    Permits.  The Company and its Subsidiaries possess such valid and current certificates, authorizations or permits to conduct their respective businesses as currently conducted as may be required by state, federal or foreign regulatory agencies or bodies having authority over the Company and/or any of its Subsidiaries or any of their respective businesses or properties (“Permits”).  Neither the Company nor any of its Subsidiaries is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could be expected to have a Material Adverse Effect.

(u)                                 Clinical Data and Regulatory Compliance.  The clinical trials conducted by the Company, and to the knowledge of the Company the clinical trials conducted by third parties on behalf of the Company were and, if still pending, are being conducted in all material respects in accordance with protocols and procedures filed with the appropriate regulatory authorities for each such trial. Neither the Company nor any of its Subsidiaries has received any notices or other correspondence from the United States

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Food and Drug Administration or from any other U.S. or foreign government agency with jurisdiction over the products being developed by the Company (collectively, the “Regulatory Agencies”) requiring the termination, suspension or modification of any clinical trials, and the Company and its subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules and regulations of the Regulatory Agencies.

(v)                                 Property.  The property and assets that the Company and its Subsidiaries own are free and clear of all mortgages, deeds of trust, Liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s or such Subsidiary’s ownership or use of such property or assets.  With respect to the property and assets it leases, the Company and each Subsidiary is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any Liens, claims or encumbrances other than those of the lessors of such property or assets.  Neither the Company nor any Subsidiary owns any real property.

(w)                               Financial Statements.  The Company has made available to each Investor its audited financial statements as of December 31, 2013 and for the fiscal years ended December 31, 2012 and 2013 and its unaudited financial statements as of September 30, 2014 and for the nine-month period ended September 30, 2014 (collectively, the “Financial Statements”).  The Financial Statements have been prepared in accordance with IAS and IFRS applied on a consistent basis throughout the periods indicated.  The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2014; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under IAS and IFRS to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(x)                                 Changes.  Since September 30, 2014 there has not been:

(i)                                     any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

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(ii)                                  any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(iii)                               any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(iv)                              any satisfaction or discharge of any Lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(v)                                 any material change to a Material Contract by which the Company or any of its assets is bound or subject;

(vi)                              any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(vii)                           any resignation or termination of employment of any officer of the Company;

(viii)                        any mortgage, pledge, transfer of a security interest in, or Lien, created by the Company, with respect to any of its material properties or assets, except Liens for taxes not yet due or payable and Liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(ix)                              any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(x)                                 any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(xi)                              any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(xii)                           to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(xiii)                        any arrangement or commitment by the Company to do any of the things described in this Section 3.1(x).

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(y)                                 Environmental Compliance.  Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (iv) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(z)                                  Confidential Information Agreements.  Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information (the “Confidential Information Agreements”).  No current or former employee, consultant and officer of the Company has excluded works or inventions from his or her assignment of inventions pursuant to such person’s Confidential Information Agreement.  The Company is not aware that any current or former employee, consultant and officer of the Company is in violation of any Confidential Information Agreement.

(aa)                          Insurance.  The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary for companies in the businesses in which they are engaged or propose to engage, and for companies of comparable size and stage of development as the Company and its Subsidiaries.  All policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or the Company’s or its Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect.  The Company and each of its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the

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current cost. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(bb)                          Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(cc)                            OFAC.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds from the sale of the Common Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(dd)                          Authorized Agent.  The Company will have duly designated an authorized agent to receive service of process prior to Closing as set forth in Section 6.9.

(ee)                            Submission of Jurisdiction; Enforceability of Judgments.  Under the laws of Sweden, the submission by the Company under this Agreement to the non-exclusive jurisdiction of any court sitting in New York and the designation of New York law to apply to this Agreement is binding upon the Company and, if properly brought to the attention of a court or administrative body in accordance with the laws of Sweden, would be enforceable in any judicial or administrative proceeding in Sweden, subject to the general discretionary powers of the court and subject to (1) that the recognition of the laws of jurisdictions other than the Kingdom of Sweden by Swedish courts or enforcement authorities does not include those laws which such courts or authorities consider (i) to be procedural in nature, (ii) to be revenue or penal laws, (iii) to involve the exercise of sovereign powers or powers of public or administrative law, (iv) the application of which would (A) amount to an attempt to circumvent Swedish conflict of laws rules, (B) lead to or entail a contravention of mandatory laws of the Kingdom of Sweden, or (C) be inconsistent with public policy, as such term is interpreted under the laws of the Kingdom of Sweden and such courts or authorities may require proof of the relevant provisions of those laws (and the concept of public policy is a dynamic one that

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is being continuously revisited and developed by statute and, primarily, judicial precedent and that, therefore, no exhaustive enumeration can be given of circumstances that would constitute the public policy of the Kingdom of Sweden); and there is some doubt whether, outside the scope of Article 14 of Regulation (EC) No 864/2007 of the European Parliament and of the Council on the law applicable to non-contractual obligations (Rome II), the parties can agree in advance the governing law of claims which are classified as being non-contractual (tortious or delictal) and (2) Swedish procedural law (whether statutory or on some other footing) will apply in respect of, inter alia, service of process, allocation and taxation of costs for the proceedings, availability of interim or interlocutory proceedings and the evaluation and weighing of evidence.

3.2                               Representations, Warranties and Covenants of the Investors.  Each Investor hereby, as to itself only and for no other Investor, represents, warrants and covenants to the Company as follows:

(a)                                 Organization; Authority.  Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The subscription by such Investor of the Common Shares hereunder has been duly authorized by all necessary corporate, partnership or other action on the part of such Investor.  This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(b)                                 No Public Sale or Distribution.  Such Investor is subscribing for the Common Shares in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Common Shares to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Common Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and pursuant to the applicable terms of the Transaction Documents).

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(c)                                  Investor Status.  At the time such Investor was offered the Common Shares, it was, and at the date hereof it is, (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act and (ii) an “institutional investor” as defined in Financial Industry Regulatory Authority Rule 5110(d)(4)(B).  Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker dealer.  Except as otherwise disclosed in writing to the Company on Exhibit B-2 (attached hereto) on or prior to the date of this Agreement, such Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker dealer.

(d)                                 Experience of Such Investor.  Such Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Shares, and has so evaluated the merits and risks of such investment.  Such Investor understands that it must bear the economic risk of this investment in the Common Shares indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(e)                                  General Solicitation.  Such Investor is not subscribing for the Common Shares as a result of any advertisement, article, notice or other communication regarding the Common Shares published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or, to its knowledge, any other general solicitation or general advertisement within the meaning of Regulation D under the Securities Act.

(f)                                   No Governmental Review.  Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

(g)                                  No Conflicts.  The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such that

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are not material and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.

(h)                                 Prohibited Transactions.  No Investor, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with any Investor, has engaged in any purchases or sales of any securities, including any derivatives, of the Company (including, without limitation, any Short Sales involving any of the Company’s securities) (a “Transaction”) since the time that such Investor was first contacted by the Company or any other Person regarding an investment in the Company, other than HealthCap pursuant to the HealthCap Investment Agreement.  Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with such Investor will engage, directly or indirectly, in any Transactions prior to the time the transactions contemplated by this Agreement are publicly disclosed.  “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.  Other than to other Persons party to this Agreement, such Investor has maintained the confidentiality of the existence and terms of this transaction.

(i)                                     Restricted Securities.  The Investors understand that the Common Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being subscribed from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(j)                                    No Legal, Tax or Investment Advice.  Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the subscription for the Common Shares constitutes legal, tax or investment advice.  Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its subscription for the Common Shares.

(k)                                 Brokers and Finders.  No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

(l)                                     Reliance on Exemptions.  Such Investor understands that the Common Shares being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the

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Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to subscribe for the Common Shares.

(m)                             Residency.  Such Investor’s principal executive offices are in the jurisdiction set forth immediately below Investor’s name on the applicable signature page attached hereto.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1                               Transfer Restrictions.

(a)                                 The Investors covenant that the Common Shares will be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws, or, if disposed of outside of the United States, in accordance with the laws of the applicable jurisdiction or exchange.  In connection with any transfer of the Common Shares other than pursuant to an effective registration statement or Rule 144, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.  Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company any transfer of Common Shares by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(b)                                 The Company will not object to and shall permit (except as prohibited by law) an Investor to pledge or grant a security interest in some or all of the Common Shares in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Common Shares, and if required under the terms of such agreement, loan or arrangement, the Company will not object to and shall permit (except as prohibited by law) such Investor to transfer pledged or secured Common Shares to the pledges or secured parties.  Except as required by law, such a pledge or transfer would not be subject to approval of the Company, no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith, and no notice shall be required of such pledge.  Each Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Common Shares or for any agreement, understanding or arrangement between any Investor and its pledgee or secured party.  At the appropriate Investor’s expense, the Company will execute and

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deliver such reasonable documentation as a pledgee or secured party of Common Shares may reasonably request in connection with a pledge or transfer of the Common Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder. Provided that the Company is in compliance with the terms of this Section 4.1(b), the Company’s indemnification obligations pursuant to Section 6.4 shall not extend to any Proceeding or Losses arising out of or related to this Section 4.1(b).

4.2                               Shareholder Meeting.  As soon as practicable following the execution of this Agreement, the Company shall duly convene an extraordinary shareholders’ meeting, to be held no later than February 28, 2015 for the purpose of obtaining all shareholder approvals (the “Shareholder Approval”), and take all other necessary corporate actions, required for the consummation of the transactions contemplated by the Transaction Documents.

4.3                               Integration.  The Company shall not, and shall ensure that no Affiliate thereof or any person acting on behalf of the Company or any such Affiliate shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Common Shares in a manner that would require the registration under the Securities Act of the sale of the Common Shares to the Investors or that would be integrated with the offer or sale of the Common Shares.

4.4                               Use of Proceeds.  The Company intends to use the net proceeds from the sale of the Common Shares for the development of NormoCort (COR-003), business development, working capital and general corporate purposes.

4.5                               Blue Sky.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Common Shares for sale to the Investors at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investors on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Common Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.6                               Confidentiality.  With respect to this Agreement:

(a)                                 The Company and the Investors undertake not to disclose to any Unrelated Third Party the contents of this Agreement or confidential information regarding the Company, with the exception of (i) information which is or which becomes public knowledge or which has become or will become public knowledge otherwise than as a result of a breach of this Section 4.6, and (ii) information which the Company is obliged

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to disclose pursuant to any statute, regulation, decision of any public authority, stock exchange contract, listing rules, court order or equivalent.

(b)                                 For the avoidance of doubt, notwithstanding Section 4.6(a), the Investors acknowledge that the Company will issue a press release regarding the transactions contemplated pursuant to this Agreement immediately following the signing of this Agreement; provided, however, that such press release shall be reviewed in advance by, and shall be subject to the written approval (such approval not to be unreasonably conditioned, withheld or delayed) of the Investors.

4.7                               Acknowledgement. Each Investor hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act.

4.8                               No “Repair Issue” unless Required by Fiduciary Duties.  The Company covenants and agrees that it will not propose a “repair issue” as currently contemplated by Section 4.8 of the HealthCap Investment Agreement unless the board of directors of the Company determines, in good faith after consultation with the Company’s legal advisor, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

4.9                               HealthCap Waiver.  HealthCap hereby covenants and agrees to irrevocably waive the provisions of Section 4.7 of the HealthCap Investment Agreement, provided, however, that such waiver is subject to the Closing having occurred.

4.10                        Tax Matters.  As soon as practicable after the end of each taxable year (but in no event later than sixty (60) days following the end of each taxable year), the Company shall determine the status of the Company as a passive foreign investment company (“PFIC”) or controlled foreign corporation (“CFC”) for U.S. federal income tax purposes, and notify each Investor of its determination.  If it is determined that the Company or any direct or indirect Subsidiary has been, is, or is likely to be, a PFIC or a CFC, the Company shall provide each Investor with all information reasonably available to the Company and any of its Subsidiaries to permit the Investor to (i) accurately prepare all tax returns and comply with any reporting requirements as a result of such determination, (ii) in the event the Company is a PFIC, make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company or any of its direct or indirect Subsidiaries, as may be relevant, and comply with any reporting or other requirements incident to such election, and (iii) in the event the Company is likely to be a PFIC, file a “protective statement” pursuant to Section 1295 of the Code with respect to the Company or any of its direct or indirect Subsidiaries, as may be relevant, and comply with any reporting or other requirements incident to such statement.  Without duplication to the foregoing, in the event it is determined that the Company is or is likely to be a PFIC, the Company shall provide each Investor with a properly completed “PFIC Annual Information Statement” as required by Treasury Regulation Section 1.1295-1(g) and otherwise comply with applicable Treasury Regulation requirements.  The

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Company will promptly notify each Investor of any assertion by the United States Internal Revenue Service that the Company or any of its Subsidiaries is, or is likely to be, a PFIC.

ARTICLE V
CONDITIONS

5.1                               Conditions Precedent to the Obligations of the Investors.  The obligation of an Investor to subscribe for Common Shares at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)                                 Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all respects as of the date when made and as of the Closing as though made on and as of such date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date).

(b)                                 Performance.  The Company and each other Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)                                  Gross Proceeds.  The Company shall be expected to receive gross proceeds from the sale of Common Shares to all Investors hereunder of no less than US$ 20,000,000 at the Closing.

(d)                                 Investors’ Rights Agreement.  The Company and each other Investor shall have executed and delivered the Investors’ Rights Agreement dated as of the Closing Date.

(e)                                  Shareholder Approval.  The Company shall have obtained the Shareholder Approval no later than February 28, 2015 (the “Termination Date”).

(f)                                   Approvals.  The Company shall have obtained all other corporate approvals and third party approvals, if any, necessary for the consummation of the transactions contemplated hereby no later than the Termination Date.

(g)                                  Compliance Certificate.  The chief executive officer and chief financial officer of the Company shall deliver to the Investors at such Closing a certificate certifying that the conditions specified in Sections 5.1(a), (b), (c), (e), (f) and (i) have been satisfied.

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(h)                                 Opinions of Company Counsel.  The Investors shall have received from each of (i) Mannheimer Swartling, Swedish counsel for the Company, and (ii) Reed Smith LLP, U.S. counsel for the Company, a customary and reasonable opinion (for such transactions in the United States), dated as of the Closing Date, for a transaction of the type contemplated herein, in form and substance reasonably acceptable to counsel for RA Capital, New Enterprise Associates and HealthCap.

(i)                                     No Material Adverse Effect.  From and after the date hereof, there shall not have occurred any event or occurrence and no circumstance shall exist which, alone or together with any one or more other events, occurrences or circumstances has had, is having or could reasonably be expected to result in a Material Adverse Effect

5.2                               Conditions Precedent to the Obligations of the Company.  The obligation of the Company to issue the Common Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)                                 Representations and Warranties.  The representations and warranties of each Investor contained herein shall be true and correct in all respects as of the date when made and as of the Closing Date as though made on and as of such date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date); and

(b)                                 Performance.  The Investors shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investors at or prior to the Closing.

5.3                               Termination.  If all of the conditions precedent to the Obligations of the Investors set forth in Section 5.1 above, including but not limited to obtaining the Shareholder Approval, have not been waived or satisfied on or prior to the Termination Date, each Investor has the right to terminate this Agreement with respect to such Investors subscription for Common Shares by giving written notice to the Company. The obligation of the Company to reimburse the expenses of counsel for each of RA Capital, New Enterprise Associates and HealthCap as set forth in Section 6.1, as well as Sections 4.6 and 6.9, shall survive the termination of this Agreement.

ARTICLE VI
MISCELLANEOUS

6.1                               Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the

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negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, the Company shall reimburse each of RA Capital, New Enterprise Associates and HealthCap for their expenses for counsel in connection with the issuance and subscription of their applicable Common Shares (whether or not such issuance is consummated), not to exceed US$ 65,000 for each such firm (which includes US$ 15,000 for local counsel).

6.2                               Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  At or after the Closing, and without further consideration, the Company will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3                               Survival of Warranties.  The representations and warranties of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investors or the Company.

6.4                               Notices.  Notice of termination and other notices shall be effected by courier, registered letter or confirmed e-mail to the the addresses, facsimile numbers and email addresses for such notices and communications as set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

6.5                               Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6                               Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.7                               Successors and Assigns.  The Company may not assign, delegate, sub-contract, or otherwise transfer or pledge or grant any other security interest in or over any of its rights or

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obligations under this Agreement without the prior written consent of the Investors. The Investors may not assign, delegate, sub-contract, or otherwise transfer or pledge or grant any other security interest in or over any of its rights or obligations under this Agreement without the prior written consent of the Company.

6.8                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Company and each Investor and their respective successors and permitted assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than those persons mentioned in the preceding sentence or otherwise explicitly mentioned in this Agreement, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person.

6.9                               Governing Law; Submission to Arbitration.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.  Any legal suit, action or Proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Company agrees to irrevocably designate and appoint an authorized agent (the “Authorized Agent”), as its authorized agent upon whom process may be served in any such suit or proceeding prior to Closing. The Company represents that prior to Closing it will have notified its Authorized Agent of such designation and appointment and that its Authorized Agent will have accepted the same in writing. The Company hereby agrees to irrevocably authorize and direct its Authorized Agent to accept such service prior to Closing.  The Company further agrees that service of process upon its Authorized Agent and written notice of said service to the Company mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and

26

with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

6.10                        Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

6.11                        Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

6.12                        Adjustments in Common Share Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to any Closing, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

6.13                        Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to subscribe for Common Shares pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results

27

of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGES FOLLOW]

28

IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CORTENDO AB

By:	/s/ H Joseph Reiser
Name:	H Joseph Reiser
Title:	Chairman

Address for Notice:

P.O. Box 47, SE 433
21 Partille, Sweden

Facsimile No.: +46 (0) 31 26 30 10
Telephone No.: +46 (0) 31 26 30 10
Attn: Jennie Blomquist

With a copy to: Reed Smith LLP
599 Lexington Avenue
New York, New York 10022
Facsimile: +1 (212) 521-5450
Telephone: +1 (212) 521-5400
Attn: Aron Izower, Esq.

BIOPANCREATE INC.

By:	/s/ Alexander Lindstrom
Name:	Alexander Lindstrom
Title:	CFO

CORTENDO INVEST AB

By:	/s/ Alexander Lindstrom
Name:	Alexander Lindstrom
Title:	Board member

[Company Signature Page to Share Purchase Agreement]

RA CAPITAL HEALTHCARE FUND, LP

By:	/s/ Peter Kolchinsky
Name:	Peter Kolchinsky
Title:	Manager

Address for Notice:

20 Park Plaza Suite 1200
Boston, MA 02116

Facsimile No.: +(617) 778-2510
Telephone No.: +(617) 778-2500
Attn: Amanda Daniels

With a copy to: Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Facsimile: (617) 542-2241
Telephone: (617) 542-6000
Attn: Michael Fantozzi, Esq.

[Investor Signature Page to Share Purchase Agreement]

BLACKWELL PARTNERS, LLC

By:	/s/ Abayomi Adigun
Name:	Abayomi Adigun
Title:	Investment Manager, DUMAC, Inc.
as authorized agent

By:	/s/ Gregory A. Hudgins
Name: Gregory A. Hudgins
Title:	Head of Operations, DUMAC, Inc.
as authorized agent

Address for Notice:

280 South Mangum Street, Suite 210 Durham, NC 27701-3675

Facsimile No.: 919-668-9926
Telephone No.: 919-668-9902
Attn: Blackwell Partners LLC

[Investor Signature Page to Share Purchase Agreement]

GROWTH EQUITY OPPORTUNITIES FUND III, LLC

By: New Enterprise Associates 14, L. P., its sole member
By: NEA Partners 14, L.P., its general partner
By: NEA 14 GP, LTD, its general partner

By:	/s/ Louis S. Citron
Name: Louis S. Citron
Title: Chief Legal Officer

Address for Notice:

c/o New Enterprise Associates, Inc.
1954 Greenspring Drive, Suite 600
Timonium, MD, USA 21093

Facsimile No.: +1 (410) 842-4117
Telephone No.: +1 (410) 842-4017
Attn: Sasha Keough, Esq.

With a copy to: Proskauer Rose LLP
1001 Pennsylvania Ave NW
Suite 600 South
Washington DC 20004
Facsimile: +1 (202) 416 6899
Telephone: +1 (202) 416-6829
Attn: Trevor Chaplick, Esq.

[Investor Signature Page to Share Purchase Agreement]

HEALTHCAP VI, L.P.

By: HealthCap VI GP S.A., its general partner

By:	/s/ Dag Richter	/s/ Francois Kaiser
Name:	Dag Richter	Francois Kaiser
Title:	Director	Director

Address for Notice:
18 Avenue d’Ouchy
1006 Lausanne, Switzerland

Facsimile No.: +41-21-601-5544
Telephone No.: +41-21-61435 00
Attn: Dag Richter

With a copy to: jacob.gunterberg@healthcap.eu

[Investor Signature Page to Share Purchase Agreement]

BROADFIN CAPITAL

By:	/s/ Jason Abrams
Name:	Jason Abrams
Title:	CFO

Address for Notice:

Broadfin Capital

c/o Broadfin Capital
300 Park Avenue, 25th Floor
New York, New York 10022

Telephone: +1 212-808-2460
Facsimile: +1 212-808-2464
Attention: Jason Abrams

[Investor Signature Page to Share Purchase Agreement]

EXHIBITS

Exhibit A                                             Schedule of Investors

Exhibit B                                             Form of Investors’ Rights Agreement

Exhibit C                                             Disclosure Schedules

Exhibit A

Schedule of Investors

Investor	Common Shares	Subscription Price in US$		Subscription Price in SEK (US$ equivalence based on the Riksbank’s official closing USD/SEK rate from Friday January 9, 2015 (8.0367) for illustrative purposes only)

RA Capital Healthcare Fund, LP	15,425,893	US$	8,100,000	SEK 65,097,270 (US$8,100,000)
Blackwell Partners, LLC	3,618,419	US$	1,900,000	SEK 15,269,730 (US$1,900,000)
Growth Equities Opportunity Fund III, LLC	15,235,450	US$	8,000,000	SEK 64,293,599 (US$8,000,000)
HealthCap VI L.P.	10,474,372	US$	5,500,000	SEK 44,201,850 (US$5,500,000)
Broadfin Capital	7,617,725	US$	4,000,000	SEK 32,146,800 (US$4,000,000)
TOTAL	52,371,859	US$	27,500,000	SEK 221,009,249 (US$27,500,000)

Exhibit B

Form of Investors’ Rights Agreement

CORTENDO AB

INVESTORS’ RIGHTS AGREEMENT

February 10, 2015

5.	Miscellaneous		22
	5.1	Successors and Assigns	22
	5.2	Governing Law	23
	5.3	Counterparts	23
	5.4	Titles and Subtitles	23
	5.5	Notices	23
	5.6	Amendments and Waivers	23
	5.7	Severability	24
	5.8	Aggregation of Stock	24
	5.9	Additional Investors	24
	5.10	Entire Agreement	24
	5.11	Jurisdiction and Waiver	24
	5.12	Delays or Omissions	25
	5.13	Further Assurances	25
	5.14	Acknowledgement of Right to Conduct Activities	25

Schedule A		- Schedule of Investors

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of the 10th day of February, 2015, by and among Cortendo AB, a public limited liability company incorporated and registered in Sweden under the Swedish Companies Act with business organization number 556537-6554 (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor.”

RECITALS

WHEREAS, the Company and the Investors are parties to the Share Purchase Agreement dated as of January 12, 2015 (the “Purchase Agreement”); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall, among other matters, govern the rights of the Investors to cause the Company to register the shares of Common Stock beneficially owned by the Investors, to receive certain information from the Company, and shall govern certain other matters as set forth in this Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1.                                      Definitions.  For purposes of this Agreement:

1.              “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

2.              “Board of Directors” means the group of individuals that are elected by the stockholders of the Company under Swedish law to establish corporate management related policies and to make decisions on major Company issues.

3.              “Business Day” means a day that is not a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed in New York, New York or Stockholm, Sweden.

4.              “Change in Control” means either: (A) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company; or (B) any of the following: (a) a merger or consolidation in which (i) the Company is a constituent party, or (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

5.              “Closing” means the closing of the purchase and sale of the Common Stock pursuant to the Purchase Agreement.

6.              “Common Stock” means shares of the Company’s common stock, par value Swedish Krona 1 per share.

7.              “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon:  (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

8.              “Demand Registration” has the meaning set forth in Subsection 2.2(b)(i).

9.              “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

10.       “Emerging Growth Company” shall have the meaning set forth in the Jumpstart Our Business Startups Act of 2012.

11.       “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

12.       “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

13.       “Foreign Private Issuer” shall have the meaning set forth in Rule 405 of the Securities Act and Rule 3b-4(b) of the Exchange Act.

14.       “Form F-1” means a registration statement on Form F-1 promulgated by the SEC under the Securities Act or any substantially similar form then in effect.

15.       “Form F-3” means a registration statement on Form F-3 promulgated by the SEC under the Securities Act or any substantially similar form then in effect.

16.       “Holder” means any holder of Registrable Securities who is a party to this Agreement, or who becomes party to this agreement as a permitted transferee pursuant to Subsection 5.1 hereof.

17.       “IFRS” means international financial reporting standards as adopted by the International Accounting Standards Board and as adopted by the European Union.

18.       “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

19.       “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

20.       “IPO” means the Company’s first underwritten public offering of its Common Stock either (i) under the Securities Act with its shares of Common Stock listed on a U.S. Trading Market, or (ii) under the applicable securities law of a non-U.S. country with its shares of Common Stock listed on a Non-U.S. Stock Exchange.

21.       “Nasdaq Capital Market” means the NASDAQ Capital Market.

22.       “Nasdaq Global Market” means the NASDAQ Global Market.

23.       “Nasdaq Global Select Market” means the NASDAQ Global Select Market.

24.       “Non-U.S. Stock Exchange” means a major international stock exchange comparable to a U.S. Trading Market (defined below) including but not limited to Euronext and the London Stock Exchange.

25.       “Norwegian Stock Exchange” means the Oslo Børs or Oslo Axess stock exchange.

26.       “NYSE” means the New York Stock Exchange.

27.       “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

28.       “Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

29.       “Registrable Securities” means any (i) Common Stock beneficially owned by a Holder, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by a Holder after the date hereof; (ii) any Common Stock issued to a Holder as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; and (iii) if applicable, any American Depository Receipts representing the Common Stock beneficially owned by a Holder if registered by the Company pursuant to Subsection 2.1 herein; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 5.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.17 of this Agreement.

30.       “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

31.       “Registration Expenses” means (i) all expenses incurred by the Company incident to the Company’s filing of a Registration Statement with the SEC pursuant to this Agreement, including, without limitation, all stock exchange, SEC, FINRA and, to the extent applicable, state securities registration, listing and filing fees, printing expenses, fees, “blue sky” fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and (ii) the reasonable and documented fees and expenses of one legal counsel to the Investors who are participating as selling stockholders in such registration, subject to an aggregate of thirty five thousand dollars (US$35,000), and (iii) any transfer taxes, in each case relating to the sale or disposition of the Registrable Securities by any Investor.

32.       “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.16 hereof.

33.       “SEC” means the Securities and Exchange Commission.

34.       “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

35.       “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

36.       “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

37.       “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.10.

38.       “U.S. Listing” has the meaning ascribed thereto in Subsection 2.1.

39.       “U.S. Trading Market” means any of the NYSE, Nasdaq Global Select Market, Nasdaq Global Market or Nasdaq Capital Market, as applicable.

2.                                      Registration Rights.  The Company covenants and agrees as follows:

2.1                               U.S. Listing.  Promptly following the Closing, the Company shall exercise commercially reasonable efforts to (a) take all necessary actions within ten (10) months from the date of Closing (the “Listing Objective Date”) to effect the listing of either (i) the Company’s Common Stock, or (ii) American Depository Receipts representing the Common Stock (“ADRs”) on the Nasdaq Global Market or the NYSE or, if listing on neither of these stock markets is available, on the Nasdaq Capital Market, (b) take all actions necessary to register such class of securities under the Exchange Act, as well as (c) pay all fees and expenses related to such listing on a U.S. Stock Exchange, and (d) to the extent applicable, to cause the registration of the Common Stock or issuance of such ADRs, if applicable, and obtain all required approvals for the listing of the Common Stock or ADRs representing the Common Stock with the applicable U.S. Trading Market (collectively, a “U.S. Listing”). The Company shall also exercise commercially reasonable efforts to cause such registration statement to be declared effective by the SEC and to then continue the U.S. Listing and trading of its Common Stock on the applicable U.S. Trading Market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations applicable to issuers whose securities are listed on such U.S. Trading Market. The Company also agrees that the Investors shall have the rights set forth in this Agreement with respect to the registration under the Securities Act for resale of the Registrable Securities of the Investors.  Notwithstanding any of the foregoing to the contrary, in the event that it becomes reasonably certain that the Company cannot effect a U.S. Listing pursuant to the above requirements by the Listing Objective Date, the Company shall promptly exercise commercially reasonable efforts to effect the listing of its Common Stock on a Non-U.S. Stock

Exchange, and take all actions necessary to register such class of securities, as well as pay all fees and expenses related to the Non-U.S. Stock Exchange listing (collectively, a “Non-U.S. Listing”).

2.2                               Transfer to Norwegian Stock Exchange.  As soon as it becomes reasonably certain that a U.S. Listing cannot be effected by the Listing Objective Date (which determination shall be made, if necessary, not later 120 days prior to the Listing Objective Date), the Company shall exercise commercially reasonable efforts to cause its shares to be transferred from the NOTC-A-list of the Norwegian Over-The-Counter market to the Norwegian Stock Exchange (the “Alternate Trading Market”) as soon as reasonably practicable but, in any event, not later than the Listing Objective Date.  Unless otherwise agreed to in writing with the consent of the Holders of a majority of the Registrable Securities then outstanding, from and after such transfer, the Company shall also exercise commercially reasonable efforts to continue the listing on the Alternate Trading Market and trading of its Common Stock on the Alternate Trading Market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations applicable to issuers whose securities are listed on such market.

2.3                               Demand Registration Rights.  If at any time the Company receives a request from Holders of more than twenty-five percent (25%) of the Registrable Securities then outstanding that the Company file with the SEC a registration statement on Form F-1 for an aggregate offering price to the public of not less than $5 million with respect to the Registrable Securities then outstanding, then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within thirty (30) days after the date such request is given by the Initiating Holders, exercise its best efforts to (A) file with the SEC a Form F-1 registration statement under the Securities Act covering the resale of all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.5 (the “Demand Registration”), and (B) in connection with such Demand Registration, take all necessary actions to effect the listing of (a) the Company’s Common Stock, or (ii) ADRs representing the Common Stock, as may be applicable, on the U.S. Trading Market (or, if applicable, as set forth below, on the Non-U.S. Stock Exchange), (b) take all actions necessary to register such class of securities under the Exchange Act, as well as (c) pay all fees and expenses related to the U.S. Listing, and, to the extent permitted by applicable law, all Registration Expenses of the Company and the Holders (exclusive of Selling Expenses), and (d) to the extent applicable, to cause the registration of the issuance of such ADRs, if applicable, and obtain all required approvals for the listing of the Common Stock or ADRs representing such Common Stock with the applicable U.S. Trading Market (or, if applicable, as set forth below, the applicable Non-U.S. Stock Exchange). The Company shall also exercise commercially reasonable efforts to maintain the U.S. Listing (or, if applicable, a Non-U.S. Listing) and trading of its Common Stock on the applicable U.S. Trading Market (or, if applicable, the applicable Non-U.S. Stock Exchange) and, in accordance, therewith, will use commercially reasonable efforts to comply with all applicable reporting, filing and other obligations applicable to a

Foreign Private Issuer (including if the Company qualifies as an Emerging Growth Company under the Securities Act) whose securities are listed on the Company’s applicable U.S. Trading Market.  If at any time the Company does not qualify as a Foreign Private Issuer, these rights shall apply to a Demand Registration on Form S-1.  Notwithstanding any of the foregoing to the contrary, in the event the Company is unable to effect a U.S. Listing and effects a Non-U.S. Listing, the foregoing Demand Rights shall apply mutatis mutandis in respect to the Holders’ Demand Registration rights under this Subsection 2.3 and the Company shall be obligated to exercise commercially reasonable efforts to effect such registration under the securities laws of the jurisdiction applicable to such Non-U.S. Stock Exchange substantially consistent with the foregoing requirements.

2.4                               Form F-3 Demand.  If at any time when it is eligible to use a Form F-3 registration statement, the Company receives a request from Holders of Registrable Securities then outstanding that the Company file a Form F-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $2 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, use its best efforts to file a Form F-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.5.  The Company shall not be obligated to effect more than two (2) registrations pursuant to this Subsection 2.4 during any twelve (12) month period.  The Company may defer a Form F-3 filing for up to ninety (90) days once during any twelve (12) month period.  If at any time the Company does not qualify as a Foreign Private Issuer, these rights shall apply to a demand registration on Form S-3 (if available to the Company).

2.5                               Limitations on Demand Registration.

(a)                                 Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to Subsection 2.3 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) it would be materially detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other shareholder during such ninety (90) day period other than pursuant to a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a share option, share purchase, or similar plan.

(b)                                 Notwithstanding the foregoing obligations, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsections 2.3 and 2.4 (i) during the period that is ninety (90) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) during any twelve (12) month period after the Company has effected two (2) Demand Registrations pursuant to Subsection 2.3 during such twelve month period; (iii) if the Company delivers notice to the Holders of Registrable Securities within thirty (30) days of any such Demand Registration request of its intent to file a registration statement for a IPO within sixty (60) days; or (iv) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form F-3 pursuant to a request made pursuant to Subsection 2.4.  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.4 if the Company has effected two (2) registrations pursuant to Subsection 2.4 within the twelve (12) month period immediately preceding the date of such request.  A registration shall not be counted as “effected” for purposes of this Subsection 2.5 until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.10, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.5.

2.6                               Company Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock (or, if applicable, ADRs) under the Securities Act (or, if applicable, pursuant to the securities laws of a Non-U.S. jurisdiction) in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration.  Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.7, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.6 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.  The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.10.

2.7                               Underwriting Requirements.

(a)                                 If, pursuant to Subsection 2.3 or 2.4 the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.3 or 2.4 and the Company shall include such information in the Demand Notice.  The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.8(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.7, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and, subject to Subsection 2.7(b) herein, the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportions as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b)                                 In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.6, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.  Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, and (ii) the number of Registrable Securities included in the offering be reduced below one third (33-1/3%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering.  For purposes of the provision in this Subsection 2.7(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)                                  For purposes of Subsection 2.7, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.7, fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.8                               Obligations of the Company.  Whenever required under Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holders refrain, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form F-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to one hundred twenty (120) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)                                 prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)                                  furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)                                 use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)                                   use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)                                  provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)                                 promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)                                     notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(j)                                    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus; and

(k)                                 if the Company ceases to be a Foreign Private Issuer able to use a registration statement on Form F-1, F-3 or F-4, as the case may be, and continues to be a SEC registrant, then all references in this Agreement to any such form shall be deemed to be references to Form S-1, S-3 or S-4, as appropriate.

2.9                               Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.10                        Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $35,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.3 or 2.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsection 2.5, as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsection 2.5.  All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.11                        Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of Section 2.

2.12                        Indemnification.  If any Registrable Securities are included in a registration statement under Section 2:

(a)                                 To the extent permitted by law (including, but not limited to, Swedish company law), the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.12(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)                                 To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.12(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.12(b) and 2.12(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Subsection 2.12 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.12, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.12, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.12.

(d)                                 To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either:  (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.12 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.12 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.12, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.12(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.12(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)                                  Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.12 shall survive the completion of any offering of Registrable Securities in a registration under Section 2, and otherwise shall survive the termination of this Agreement.

2.13                        Reports Under Exchange Act.  With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F 3, the Company shall:

(a)                                 make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)                                 use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form F-3 (at any time after the Company so qualifies to use such form).

2.14                        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included, or (ii) to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section 5.9.

2.15                        “Market Stand-off” Agreement.  Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter(s), during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter(s) (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock purchased pursuant to the Purchase Agreement held immediately before the effective date of the registration statement for the IPO or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise (the “Holder’s Market Stand-off Agreement”).  The foregoing provisions of the Holder’s Market Stand-off Agreement shall apply only to the IPO and only to shares of Common Stock purchased pursuant to the Purchase Agreement, and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the Insider’s Market Stand-off Agreement (defined below).  The Company shall use commercially reasonable efforts to obtain an agreement from all officers and directors and all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock that they will not, without the prior written consent of the managing underwriter(s), during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter(s), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by such officer, director or stockholder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise (the “Insider’s Market Stand-off Agreement”).  The underwriters in connection with such registration are intended third party beneficiaries of this Subsection 2.15 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.15 or that are necessary to give further effect thereto.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.16                        Restrictions on Transfer.

(a)                                 The Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act.  A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)                                 Each certificate, instrument, or book entry representing the Registrable Securities, and any other securities issued in respect of such securities, upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.16(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.16.

(c)                                  The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of Section 2.  Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer.  Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company.  The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.16.  Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.16(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.17                        Termination of Registration Rights.  The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2 shall terminate upon the earliest to occur of:

(a)                                 A Change in Control; or

(b)                                 such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration.

3.                                      Information Rights.

3.1                               Delivery of Financial Statements.  The Company shall deliver to each Holder:

(a)                                 as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b)                                 as soon as practicable, but in any event within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with IFRS (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with IFRS);

(c)                                  as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Holders to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(d)                                 such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Holder may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); (ii) where the provision of such information would constitute a violation of applicable insider legislation; or (iii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel;

(e)                                  with respect to the financial statements called for in Subsection 3.1(a) or (b), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with IFRS consistently applied with prior practice for earlier periods (except as otherwise set forth in Subsection 3.1(b)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein;

(f)                                   The Company shall provide to the Investors a copy of all documents, including all financial statements, and all other documents that the Company may be required to file or make available to securities holders, in the English language, translated by a reputable and recognized qualified translator or translation firm in Sweden or Norway as necessary and as may be mutually agreed to by the Company and the Holders.  Any financial statements and press releases disclosed by the Company shall be disclosed in English contemporaneously with any disclosure in Swedish.  The Company will contemporaneously make such documents and information in the English and Swedish languages available on the Company’s website.

(g)                                  Any financial statements and press releases disclosed by the Company shall be disclosed in English language contemporaneously.  With respect to the provision of such information rights, during the period prior to a U.S. Listing, the Company shall deliver such information by email to the Investors.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2                               Termination of Information Rights.  The covenants set forth in Subsection 3.1 shall terminate and be of no further force or effect (i) immediately upon the consummation of an IPO, or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever event occurs first.

3.3                               Confidentiality.  Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.3 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.3 (iii) to any existing Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by any applicable law, rule, or regulation or in connection with any judicial, administrative, or regulatory investigation, inquiry or proceeding, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

3.4                               Classification of the Company for United States Tax Purposes.

(a)                                 The Company represents, warrants and agrees that (i) the Company has made, or will make, an election (effective no later than the date hereof) to have the Company treated as an association taxable as a corporation for United States federal income tax purposes on Internal Revenue Service Form 8832, in the manner described under Section 301.7701-3(c) of the United States Treasury Regulations, or (ii) the Company is otherwise taxable as a corporation for United States federal income tax purposes.

(b)                                 Without the consent of the Investors, the Company shall not make any election to be treated as a partnership for United States federal income tax purposes, and the Company shall not take any other action or reporting position that would be inconsistent with the treatment of the Company as a corporation for United States federal income tax purposes.

3.5                               Passive Foreign Investment Company Representations.

(a)                                 The Company, at its own cost and expense, shall review its tax status at least annually with qualified United States tax advisors in order to determine whether or not the Company or any of its Subsidiaries is a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code, and notify the Investors of such status within sixty (60) days of the end of each calendar year.

(b)                                 Upon written request by an Investor, the Company shall promptly, and in any event no later than the date that is 75 days after the end of the taxable year of the Company, provide such Investor with a “PFIC Annual Information Statement” (within the meaning of Treasury Regulations section 1.1295-1(g)) after the end of each taxable year of the Company.  The Company will only be obligated to comply with this clause (b) to the extent it is currently, or has been at any point during the ownership of such Investor, a PFIC.  Any PFIC Annual Information Statement shall be signed by the Company or an authorized representative of the Company and shall set forth the following information:

(A)                               The first and last days of the taxable year of the Company;

(B)                               Sufficient information to enable the Investor to calculate its pro rata shares of the Company’s ordinary earnings and net capital gain, for that taxable year indicated in clause (i) above;

(C)                               The amount of cash and the fair market value of other property distributed or deemed distributed to the Investor during the taxable year of the Company to which the PFIC Annual Information Statement pertains; and

(D)                               A statement that the Company will permit the Investor to inspect and copy the Company’s permanent books of account, records, and such other documents as may be maintained by the Company to establish that the Company’s ordinary earnings and net capital gain are computed in accordance with U.S. federal income tax principles, and to verify these amounts and the Investor’s pro rata shares thereof.

(c)                                  If the Company directly owns any stock of one or more PFICs with respect to which the Investor may make a section 1295 election, the Company shall use commercially reasonable efforts to prepare a PFIC Annual Information Statement that combines with its own information and representations the information and representations of such other PFICs; provided, however, that the Company will only be required to provide the relevant information with respect to any other PFICs to the extent the Company has reasonable access to such information with respect to such PFIC.

3.6                               Controlled Foreign Corporation Representations.  The Company, at its own cost and expense, shall review its tax status at least annually with qualified United States tax advisors in order to determine whether or not the Company or any of its Subsidiaries is a CFC and, if it is determined that the Company or any of its Subsidiaries is a CFC, shall determine the amount of the Company’s and its Subsidiaries’ subpart F income, as defined in Section 952 of the Code, the amount of the Company’s and its Subsidiaries’ earnings and profits potentially treated as dividends pursuant to Section 1248 of the Code, and the Investor’s pro rata portion of either of the foregoing.

4.                                      Additional Covenants.

4.1                               Amendment to the HealthCap Investment Agreement.  The Company shall use its commercially reasonable efforts to obtain the necessary approval (at board meetings or otherwise, as the case may be) to amend that certain Investment Agreement between the Company and HealthCap VI L.P., among others, dated October 30, 2014 (the “HealthCap Investment Agreement”), as necessary to terminate the covenant by the Parties (as defined in the HealthCap Investment Agreement) to vote in favor of the delisting of the Company’s shares from the NOTC A-list of the Norwegian Securities Dealers Association, as set forth in the first paragraph of Section 7 of the HealthCap Investment Agreement.  Furthermore, the Company agrees not to take any action which would cause the delisting from the NOTC-A-list unless in accordance with Section 2.2 of this Agreement as necessary to cause its shares to be transferred from the NOTC-A-list to the Alternative Trading Market.

4.2                               Market Stand-off Agreement for Outstanding Stock.  The Company shall exercise commercially reasonable efforts to ensure that all current and future directors, employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock enter into an Insider’s Market Stand-off Agreement as defined in Subsection 2.15.

4.3                               FCPA.  The Company represents that it shall not (and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.  The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.  The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.  Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws.  The Company shall promptly notify each Investor if the Company becomes aware of any enforcement action.  The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA.  The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

4.4                               Termination of Covenants.  The covenant set forth in Subsection 4.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever event occurs first.

5.                                      Miscellaneous.

5.1                               Successors and Assigns.  The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least fifty percent (50%) of the shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations) held by the transferring Holder immediately prior to such transfer; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.15.  For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such

Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement.  The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

5.2                               Governing Law.  This Agreement shall be governed by the internal law of the State of New York.

5.3                               Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.4                               Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5                               Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next Business Day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) Business Day after the Business Day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 5.5.  If notice is given to the Company, a copy shall also be sent to Aron Izower, Reed Smith LLP, 599 Lexington Avenue, New York, NY 10022, (212) 521-5400, aizower@reedsmith.com and if notice is given to Investors, a copy shall also be given to [•].

5.6                               Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding (“Majority Holders”); provided that the Company may in its sole discretion waive compliance with Subsection 2.16(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.16(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.  Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion.  The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.  Any amendment, termination, or waiver effected in accordance with this Subsection 5.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

5.7                               Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

5.8                               Aggregation of Stock.  All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

5.9                               Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Common Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Common Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder.  No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

5.10                        Entire Agreement.  This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

5.11                        Jurisdiction and Waiver.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the State of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL:  EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE PURCHASE AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS.  EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Each party will bear its own costs in respect of any disputes arising under this Agreement.  The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.  Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Southern District of New York or any court of the State of New York having subject matter jurisdiction.

5.12                        Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.13                        Further Assurances.  Each of the Holders agrees, prior to and after the consummation of any registration of any Registrable Securities, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

5.14                        Acknowledgement of Right to Conduct Activities. The Company hereby agrees and acknowledges that each Investor (together with its affiliates) is a professional investment fund, and as such invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted).  The Company hereby agrees that, to the extent permitted under applicable law, each Investor shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by Investor in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of any Holder to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE COMPANY:

CORTENDO AB

By:

Name:

Title:

INVESTORS:

[•]

By:

Name:

Title:

[•]

By:

Name:

Title:

[•]

By:

Name:

Title:

SCHEDULE A

Investors

[•]

[Address]
[Telephone:]

[Facsimile:]
[Attention:]

[•]

[Address]
[Telephone:]

[Facsimile:]
[Attention:]

[•]

[Address]
[Telephone:]

[Facsimile:]
[Attention:]

[•]

[Address]
[Telephone:]

[Facsimile:]
[Attention:]

[•]

[Address]
[Telephone:]

[Facsimile:]
[Attention:]

Exhibit C

DISCLOSURE SCHEDULES

Schedule 3.1(a)

ARTICLES OF ASSOCIATION

(Trans.)

§1

The company is Cortendo AB (publ).

§2

The board shall have its domicile in Gothenburg, Sweden. Shareholders’ meetings can also be held in Stockholm, Sweden.

§3

The company shall develop and exploit medical innovations for pharmaceutical, diagnostics and other tools in healthcare, and likewise owning shares in companies engaged in such activities.

§4

The company’s share capital shall be minimum SEK 43,750,000 and maximum of SEK 175,000,000.

§5

The company’s shares shall be minimum 43,750,000 shares and maximum 175,000,000 shares.

§6

The board shall consist of minimum three (3) and maximum seven (7) board members with minimum zero (0) and maximum three (3) deputies.

§7

The company shall have minimum one (1) and maximum two (2) auditors.

§8

Call for the Shareholders’ Meetings shall be announced in Post och Inrikes Tidningar and on to the company’s web site. That notice has been given shall be announced in Svenska Dagbladet.

To attend the meeting, shareholders must be recorded in the transcript of the entire share register five (5) days prior the meeting and notify himself to the company no later than the day specified in the call for annual general meeting. This date may not be a Sunday, public holiday, Saturday, Midsummer Eve, Christmas Eve or New year’s Eve, and may not be earlier than five (5) days before the meeting.

§9

The company’s fiscal year shall be the calendar year.

§10

At the Annual General Meeting following matters shall be dealt with:

1.              Election of Chairman for the meeting.

2.              Preparation and approval of voting list.

3.              Approval of the agenda.

4.              Election of one or two persons to verify the minutes.

5.              Consideration whether the Annual General Meeting was properly called.

6.              Presentation of the Annual Report and the Audit Report and, where appropriate, consolidated accounts and consolidated Audit Report.

7.              Decision on

a)             Adopt the income statement and balance sheet and, where appropriate, consolidated income statement and consolidated balance sheet.

b)             Disposition of the profit or loss in accordance with the adopted balance sheet and

c)              Discharge from liability for the board and the managing director.

8.             Determination of the number of board members and deputies.

9.             Determination of the number of auditors.

10.      Determination regarding remuneration for the board and auditors.

11.      Election of board, board deputies and auditor(s).

12.      Other matters to be addressed by the meeting under the Companies Act (2005:551) or the Articles of Association.

§11

The company shall have a nomination committee consisting of two (2) members appointed by the General Meeting. The nomination committee shall submit proposals for the election of board members, as well as remuneration to each of the board members. For the nomination committee and its work shall the guidelines decided by the General Meeting be applicable.

§12

The company’s shares shall be registered in a central securities depository register pursuant to the Swedish Financial Instruments Accounts Act (1998:1479).

Schedule 3.1(b)

BioPancreate Inc.

Cortendo Invest AB

Schedule 3.1(s)

License Agreement between BioPancreate, Inc. and Cornell University, dated March 23, 2011

Schedule 3.1(x)(i)

Cortendo is in discussions with Ernst & Young LLP (“E&Y”) regarding the consolidation date for its acquisition of BioPancreate Inc. E&Y historically had audited both fiscal 2012 and 2013 year financials, and concurred with the accounting treatment by which BioPancreate Inc. was consolidated on November 1, 2013 and provided its audit opinion. Based on a E&Y IFRS specialist review in conjunction with the Oslo IPO process (which is now terminated), E&Y now would like Cortendo to re-state the consolidation date to December 31, 2012. This was based on a technical rule that the E&Y IFRS specialist interpreted differently than our audit team. This will likely lead to a modest increase in the net loss for Cortendo AB during 2013 due to the longer consolidation time period (less than $5,000). It will also for very technical IAS/IFRS reasons likely lead to a reduction in the book value of approx. 20-25% or $1 million-1.25 million for BioPancreate Inc., because it was acquired in a couple of steps at different prices. There are no changes to the cash position for Cortendo, nor the company’s view of the value of BioPancreate.

Schedule 3.2(h)

Issuance of 12,500,000 shares of Common Stock to HealthCap on December 1, 2014